UNITED STATES

SECURITES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: January 2, 2013

(Date of earliest reported)

Multiband Corporation

(Exact name of registrant as specified in its chapter)

Commission File Number: 13529

Minnesota	41-1255001
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

5605 Green Circle Drive, Minnetonka, MN 55343

(Address of principal executive offices, including zip code)

(763) 504-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into A Material Definitive Agreement

Effective January 2, 2013, Multiband Corporation (the Company) amended its current loan agreement due January 2013 with DirecTECH Holding Company, Inc. The amended loan agreement extends the final date of the loan until January 15, 2014 and allows for certain interim principal payments per the agreement filed as an exhibit. The loan is secured by the assets of the former DTHC operating entities and has an interest rate of 10.25%. The revised loan can be prepaid by the Company at anytime without penalty.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit

The following exhibits are being filed with this Current Report on Form 8-K and are hereby incorporated herein by reference:

Exhibit	Description

99.1	First Amendment to Loan and Stock Pledge Agreement	Filed Electronically

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Multiband Corporation

Date: January 7, 2013	By:	/s/ James L. Mandel
James L. Mandel
Chief Executive Officer

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Exhibit Index

No.	Description	Manner of Filing

99.1	First Amendment to Loan and Stock Pledge Agreement	Filed Electronically

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